UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Senior Secured Credit Facility

NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd., entered into a Second Amended and Restated Credit Agreement, dated as of June 6, 2016, with Voyager Vessel Company, LLC, an indirect subsidiary of NCLC, as co-borrower, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and as collateral agent, and a syndicate of other banks party thereto as joint bookrunners, arrangers, co-documentation agents and lenders (the “Amended Senior Secured Credit Facility”), which amends and restates the Amended and Restated Credit Agreement, dated as of October 31, 2014, by and among NCLC, JPM, as administrative agent and as collateral agent, and a syndicate of other banks party thereto as joint bookrunners, arrangers, co-documentation agents and lenders (the “Existing Senior Secured Credit Facility”). The Amended Senior Secured Credit Facility amends the Existing Senior Secured Credit Facility to, among other things, (i) (a) increase the aggregate amount of commitments under the revolver from $625.0 million (the “Existing Revolving Facility”) to $750.0 million (the “New Revolving Facility”) and (b) increase the aggregate principal amount outstanding under the existing senior secured term A facility from $1.16 billion (the “Existing Term A Facility”) to approximately $1.51 billion (the “New Term A Facility”) and (ii) extend the maturity of the New Term A Facility and the New Revolving Facility to June 2021 (the “Extended Maturity Date”), incorporating a springing maturity date for the New Term A Facility and the New Revolving Facility such that both mature on (A) the earlier date that is 91 days prior to the final maturity date of NCLC’s 5.25% senior notes due 2019 (the “5.25% Notes”) if on such date (x) the 5.25% Notes have not been repaid (or refinanced with indebtedness maturing after the Extended Maturity Date) by such date and (y) free liquidity does not exceed the aggregate principal amount of outstanding 5.25% Notes by at least $50.0 million and (B) the earlier date that is 91 days prior to the final maturity date of NCLC’s 4.625% senior notes due 2020 (the “4.625% Notes”) if on such date (x) the 4.625% Notes have not been repaid (or refinanced with indebtedness maturing after the Extended Maturity Date) by such date and (y) free liquidity does not exceed the aggregate principal amount of outstanding 4.625% Notes by at least $50.0 million. NCLC used proceeds of approximately $1.59 billion from the New Term A Facility and the New Revolving Facility to prepay the entire outstanding principal amount of the Existing Revolving Facility, the Existing Term A Facility and its senior secured term B facility under the Existing Senior Secured Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 8th day of June, 2016.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Daniel S. Farkas
Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary